EXHIBIT 10.24

                    SOVEREIGN SPECIALTY CHEMICALS, INC.
                             STOCK OPTION PLAN

                    NONQUALIFIED STOCK OPTION AGREEMENT

     NONQUALIFIED STOCK OPTION AGREEMENT dated as of October 1, 2002 between Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company") and Norman E. Wells, Jr., 615 Club Drive, Aurora, OH 44202 (the "Optionee").

     The Company's Compensation Committee or the Company's Board of Directors acting as the Committee (in either case, the "Committee") has determined that the Optionee is one of the key employees of the Company, and that the objectives of the Company's Stock Option Plan (the "Plan") will be furthered by awarding to the Optionee Options under the Plan.
Capitalized terms defined in the Plan and not otherwise defined herein shall have the meanings given such terms in the Plan.

     In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement, the Company and the Optionee agree as follows:

     SECTION 1. Grant of Option.
                ----------------

     1.1 The Company hereby grants to the Optionee an option (the "Option") to purchase 60,000 shares of Common Stock of the Company ("Common Stock"), at a purchase price of $115.00 per share.

     1.2 The Option granted hereby is intended to be a "nonqualified" stock option subject to the provisions of section 83 of the Code and is not intended to qualify as an "incentive stock option" subject to the provisions of section 422 of the Code.

     SECTION 2. Exercisability.
                ---------------

     2.1 Subject to Sections 2.2 and 4 hereof, the Option shall become vested and be exercisable with respect to 1/16th of the number of shares of Common Stock covered thereby on each of January 1st, April 1st, July 1st and October 1st during the period commencing on the date hereof and ending on October 1, 2006.

For purposes of this Agreement, each such date shall be referred to as a "Vesting Date."

     2.2 Subject to Section 4, the Option will terminate as to any and all shares of Common Stock for which the Option has not yet been exercised on October 1, 2012.

     SECTION 3. Method of Exercise.
                -------------------

     3.1 The Option or any part thereof may be exercised only by giving written notice to the Company in the form of Exhibit A hereto, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

     3.2 Payment of the purchase price shall be made by certified or official bank check payable to the Company. As soon as it is practicable after it receives payment of the purchase price, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock acquired pursuant to the Option.

     SECTION 4. Termination of Employment.
                --------------------------

     4.1 Death or Disability. In the event that the Optionee's employment is terminated as a result of the Optionee's death or Disability, the Option, to the extent exercisable on the date of termination (after giving effect to Section 2.2 hereof) shall remain exercisable by the Optionee or by the Optionee's legatee or legatees under his will, or by his personal representatives or distributees, as applicable for a period of 180 days following a termination of employment.

     4.2 Termination for Cause. In the event of a Termination With Cause of the Optionee by the Company at any time, the Option shall immediately expire and cease to be exercisable and all rights granted to the Optionee under this Agreement shall immediately expire.

     4.3 Other Termination of Employment. If the employment of the Optionee is terminated under any circumstance other than those set forth in Sections
4.1 or 4.2 hereof, the Optionee may, at any time within forty five (45) days after his termination of employment, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of termination.

     4.4 Repurchase and Cancellation. Any Common Stock issued pursuant to exercise of this Option is subject to the right of the Company to purchase set forth in Section 4.5 of the Amended and Restated Shareholders Agreement between the Optionee and the Company, dated as of May 12, 2000, as amended from time to time (the "Shareholders Agreement"), and any unexercised Options are subject to cancellation as set forth in Section 4.5 of the Shareholders Agreement.

     SECTION 5. Nonassignability.
                -----------------

     No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. All rights granted to the Optionee under the Plan or this Agreement shall be exercisable only by the Optionee or his estate, heirs or personal representatives.

     SECTION 6. Right of Discharge Reserved.
                ----------------------------

     Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect any right which the Company may have to terminate the employment or services of the Optionee.

     SECTION 7. No Rights as a Stockholder.
                ---------------------------

     Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any right as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to him for such shares. Except for adjustments made pursuant to
Section 3.4 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     SECTION 8. Plan Provisions to Prevail.
                ---------------------------

     This Agreement shall be subject to all of the terms and provisions of the Plan and the Shareholders Agreement, which are incorporated hereby and made a part hereof. In the event there is any inconsistency between the provisions of this Agreement and the Plan or the Shareholders Agreement, the provisions of the Plan or the Shareholders Agreement, as applicable, shall govern.

     SECTION 9. Optionee's Acknowledgments.
                ---------------------------

     By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan and accepts this Option subject to the terms and provisions of the Plan, and (b) that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. As a condition to the issuance of shares of Common Stock under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by the Company under federal, state, or local law as a result of his exercise of this Option.

     SECTION 10. Section Headings.
                 -----------------

     The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of such Sections.

     SECTION 11. Notices.
                 --------

     Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, Christine J. Smith, c/o AEA Investors Inc., 65 East 55th Street, New York, New York 10022 or at such other address as the Company may hereinafter designate to the Optionee by notice as provided herein. Any notice to be given to Optionee shall be given at the address set forth on the first page hereof, or at such other address as Optionee may hereinafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive them.

     SECTION 12. Successors and Assigns.
                 -----------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 5, the estate, heirs or personal representatives of the Optionee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            SOVEREIGN SPECIALTY CHEMICALS INC.

                                            By:   /s/ John L. Garcia
                                                ----------------------
                                            Name:  John L. Garcia

                                            Title:  Vice President

                                            OPTIONEE

                                            /s/  Norman E Wells, Jr.
                                            --------------------------
                                            Norman E. Wells, Jr.


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